EXHIBIT 10.5

[FORM OF]

STANCORP FINANCIAL GROUP, INC.

2002 STOCK INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

[SENIOR OFFICERS]

THIS AGREEMENT is made between StanCorp Financial Group, Inc., an Oregon corporation (the “Company”), and              (the “Optionee”), pursuant to the Company’s 2002 Stock Incentive Plan (the “Plan”). The Company and the Optionee agree as follows:

1.	The Company hereby grants to the Optionee on the terms and conditions of this Agreement, the right and option (the “Option”) to purchase all or any part of shares (the “Shares”) of the Company’s common stock at a purchase price of per share. The Option is not intended to be an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and therefore is a Non-Statutory Stock Option.

2.	The terms and conditions of the Plan, a copy of which is attached hereto, are hereby incorporated into and made a part of this Agreement.

3.	The Grant Date for this Option is , 20 . Subject to the Expiration Date of this Option or earlier termination as provided in the Plan, the Option may be exercised from time to time to purchase shares up to the following limits:

On or After	Percentage Exercisable
25%
25%
25%
25%

4.	The Option shall continue in effect for ten (10) years from the Grant Date, or , 20 (the “Expiration Date”).

5.	Upon Retirement while employed by or providing service to the Company or a subsidiary, any options held by Optionee shall become fully exercisable and may be exercised at any time prior to the expiration date of the option or the expiration of 60 months after the date of Retirement, whichever is the shorter period. Retirement with respect to an employee means voluntary retirement with the consent of the Company under any of the Company’s retirement plans.

6.	The Option may not be assigned or transferred by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death.

7.	No rights or privileges of a stockholder in the Company are conferred by reason of the granting of this Option. Optionee will not become a stockholder in the Company with respect to the Shares unless and until the Option has been properly exercised and the option price fully paid with respect to the portion of the Option exercised.

8.	This Agreement, together with the Plan, constitutes the complete and entire agreement concerning these Options between the parties.

The parties have executed this Agreement in duplicate as of the Grant Date.

STANCORP FINANCIAL GROUP, INC.

By:

ACCEPTANCE AND ACKNOWLEDGMENT

Dated: , 20
Home address

Optionee’s signature	City, State, Zip

Print name

THIS OPTION WILL BECOME EFFECTIVE UPON RECEIPT BY THE COMPANY OF ONE FULLY EXECUTED COPY OF THIS AGREEMENT

Please return one signed copy to Human Resources, Compensation & Benefits, P2B, no later than                     , 20    .